EXHIBIT 15

Acknowledgement of Independent Registered Public Accounting Firm

We are aware of the incorporation by reference in

(i) Post-Effective Amendment No. 2 to the Registration Statement (Form S-8, No. 2-73803), which relates to the Phillips-Van Heusen Corporation Employee Savings and Retirement Plan,

(ii) Registration Statement (Form S-8, No. 33-50841) and Registration Statement (Form S-8, No. 33-59602), each of which relate to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(iii) Registration Statement (Form S-8, No. 33-59101), which relates to the Voluntary Investment Plan of Phillips-Van Heusen Corporation (Crystal Brands Division),

(iv) Post-Effective Amendment No. 4 to Registration Statement (Form S-8, No. 2-72959), Post Effective Amendment No. 6 to Registration Statement (Form S-8, No. 2-64564), and Post Effective Amendment No. 13 to Registration Statement (Form S-8, No. 2-47910), each of which relate to the 1973 Employee's Stock Option Plan of Phillips-Van Heusen Corporation,

(v) Registration Statement (Form S-8, No. 33-38698), Post-Effective Amendment No. 1 to Registration Statement (Form S-8, No. 33-24057) and Registration Statement (Form S-8, No. 33-60793), each of which relate to the Phillips-Van Heusen Corporation 1987 Stock Option Plan,

(vi) Registration Statement (Form S-8, No. 333-29765) which relates to the Phillips-Van Heusen Corporation 1997 Stock Option Plan,

(vii) Registration Statement (Form S-4, No. 333-57203), which relates to the 9.5% Senior Subordinated Notes due 2008,

(viii) Registration Statement (Form S-8, No. 333-41068) which relates to the Phillips-Van Heusen Corporation 2000 Stock Option Plan,

(ix) Registration Statement (Form S-3, No. 333-105218), which relates to the issuance of stock of Phillips-Van Heusen to the selling stockholders of Calvin Klein, Inc. and certain related companies,

(x) Registration Statement (Form S-4, No. 333-108329), which relates to the 8 1/8% Senior Unsecured Notes due 2013,

(xi) Registration Statement (Form S-8, No. 333-109000), which relates to the Phillips-Van Heusen Corporation 2003 Stock Option Plan,

(xii) Registration Statement (Form S-4, No. 333-116552), which relates to the 7 1/4% Senior Unsecured Notes due 2011,

(xiii) Registration Statement (Form S-8, No. 333-125694) which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates, Associates Investment Plan for Hourly Associates and Associates Investment Plan for Residents of the Commonwealth of Puerto Rico, and

(xiv) Prospectus Supplement (Form 424B3, No. 333-105218), which relates to the secondary common stock offering on behalf of the holders of the Series B convertible preferred stock of our reports dated August 24, 2005 and May 25, 2005, relating to the unaudited condensed consolidated interim financial statements of Phillips-Van Heusen Corporation that are included in its Form 10-Q for the thirteen week periods ended July 31, 2005 and May 1, 2005.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statements or post-effective amendments prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

ERNST & YOUNG LLP

New York, New York

September 6, 2005